UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders of The Sherwin-Williams Company (“Sherwin-Williams”) held on April 17, 2019 are set forth below.

Proposal 1. The shareholders elected the following 12 nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results for the 12 nominees are as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Kerrii B. Anderson	74,970,270	670,163	264,812	7,829,100
Arthur F. Anton	74,042,188	1,674,403	188,654	7,829,100
Jeff M. Fettig	70,843,483	4,787,653	274,109	7,829,100
David F. Hodnik	74,506,096	1,231,565	167,584	7,829,100
Richard J. Kramer	74,972,635	759,512	173,098	7,829,100
Susan J. Kropf	74,444,578	1,286,487	174,180	7,829,100
John G. Morikis	73,857,034	1,650,855	397,356	7,829,100
Christine A. Poon	74,016,930	1,310,496	577,819	7,829,100
John M. Stropki	75,344,463	362,664	198,118	7,829,100
Michael H. Thaman	75,402,005	307,258	195,982	7,829,100
Matthew Thornton III	74,992,584	752,154	160,507	7,829,100
Steven H. Wunning	75,144,420	559,845	200,980	7,829,100

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
73,198,020	2,330,570	376,655	7,829,100

Proposal 3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2019. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
80,316,605	3,240,839	176,158	743

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 22, 2019	By:	/s/ Mary L. Garceau
Mary L. Garceau
Senior Vice President, General Counsel and Secretary

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